Exhibit 15



May 10, 1996

Merrill Lynch & Co., Inc.
World Financial Center
North Tower
New York, NY  10281


We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of Merrill Lynch & Co., Inc. and subsidiaries as of March 29, 1996 and for the three-month periods ended March 29, 1996 and March 31, 1995 as indicated in our report dated May 10, 1996; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 29, 1996, is incorporated by reference in the following documents, as amended:

Filed on Form S-8:

     Registration Statement No. 33-41942 (1986 Employee Stock Purchase Plan)

     Registration Statement No. 33-17908 (Incentive Equity Purchase Plan)

     Registration Statement No. 33-33336 (Long Term Incentive Compensation Plan)

     Registration Statement No. 33-51831 (Long Term Incentive Compensation Plan)

     Registration Statement No. 33-51829 (401(k) Savings and Investment Plan)

     Registration Statement No. 33-54154 (Non-Employee Directors' Equity Plan)

     Registration Statement No. 33-54572 (401(k) Savings and Investment Plan
        (Puerto Rico))

      Registration Statement No. 33-56427 (1994 Deferred Compensation Plan for a Select Group of Eligible Employees)

      Registration Statement No. 33-55155 (1995 Deferred Compensation Plan for a Select Group of Eligible Employees)

      Registration Statement No. 33-60989 (1995 Deferred Compensation Plan for a Select Group of Eligible Employees)

      Registration Statement No. 33-00863 (401(k) Savings & Incentive Plan)


Filed on Form S-3:

      Debt Securities

      Registration Statement No. 33-54218

      Registration Statement No. 2-78338

      Registration Statement No. 2-89519

      Registration Statement No. 2-83477

      Registration Statement No. 33-03602

      Registration Statement No. 33-17965

      Registration Statement No. 33-27512

      Registration Statement No. 33-35456

      Registration Statement No. 33-42041

      Registration Statement No. 33-45327

      Registration Statement No. 33-49947

      Registration Statement No. 33-51489

      Registration Statement No. 33-52647

      Registration Statement No. 33-60413

      Registration Statement No. 33-61559

      Registration Statement No. 33-65135

      Medium Term Notes

      Registration Statement No.  2-96315

      Registration Statement No. 33-03079

      Registration Statement No. 33-05125

      Registration Statement No. 33-09910

      Registration Statement No. 33-16165

      Registration Statement No. 33-19820

      Registration Statement No. 33-23605

      Registration Statement No. 33-27549

      Registration Statement No. 33-38879

      Other Securities

      Registration Statement No. 33-19975 (Remarketed Preferred Stock, Series C)

      Registration Statement No. 33-33335 (Common Stock)

      Registration Statement No. 33-45777 (Common Stock)

      Registration Statement No. 33-55363 (Preferred Stock)



We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP
New York, New York